UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2015

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Harris Corporation (“Harris”) is filing this Current Report on Form 8-K (this “Report”) to provide certain financial information with respect to Exelis Inc. (“Exelis”) and an update on the status of its antitrust approval of its pending acquisition of Exelis.

Financial Information

As previously disclosed in its Current Report on Form 8-K filed on February 9, 2015, Harris entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exelis and Harris Communication Solutions (Indiana), Inc., an Indiana corporation and wholly owned subsidiary of Harris (“Merger Sub”). The Merger Agreement provides, among other things, that upon the terms and conditions set forth therein, Merger Sub will merge with and into Exelis, with Exelis being the surviving corporation and becoming a wholly owned subsidiary of Harris (the “Merger”).

The unaudited pro forma condensed combined financial statements, comprised of the unaudited pro forma condensed combined balance sheet as of January 2, 2015, the unaudited pro forma condensed combined statement of income for the two quarters ended January 2, 2015, and the unaudited pro forma condensed combined statement of income for the fiscal year ended June 27, 2014, and the accompanying notes to unaudited pro forma condensed combined financial statements, which combine the historical consolidated financial statements of Harris and Exelis, giving effect to the Merger and related financing transactions, are filed as Exhibit 99.1 to this Report and are incorporated herein by reference.

The audited consolidated financial statements of Exelis (as previously filed by Exelis with the Securities and Exchange Committee (“SEC”)), comprised of the consolidated balance sheets as of December 31, 2014 and December 31, 2013 and the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of shareholders’ equity for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the accompanying notes to consolidated financial statements, and the related Report of the Independent Registered Public Accounting Firm are filed as Exhibit 99.2 to this Report and are incorporated herein by reference.

Except as expressly identified above and set forth in Exhibit 99.2 to this Report, Harris is not incorporating by reference into this Report any part of Exelis’ filings with the SEC.

Status of Antitrust Approval

The completion of the Merger is subject to the receipt of antitrust clearance in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the Merger may not be completed until notification and report forms have been filed with the Federal Trade Commission (“FTC”) and the Department of Justice (“DOJ”) and the applicable waiting period (or any extensions thereof) has expired or been terminated.

On February 24, 2015, Harris and Exelis filed with the DOJ and the FTC notification and report forms, which are referred to as the initial filing, under the HSR Act with respect to the Merger. On March 20, 2015, Harris withdrew the initial filing, and on March 24, 2015, Harris re-filed the notification and report form with the DOJ and the FTC. Due to the re-filing, the waiting period under the HSR Act is currently scheduled to expire on April 23, 2015, unless otherwise extended or terminated.

Harris believes that there is a significant possibility that on April 23, 2015, Harris will receive a “second request” for additional information, which would extend the waiting period under the HSR Act. Even if Harris were to receive a “second request,” Harris continues to expect the Merger to close in June 2015.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

23.1	Consent of Deloitte & Touche LLP.

99.1

Unaudited pro forma condensed combined financial statements, comprised of the unaudited pro forma condensed combined balance sheet as of January 2, 2015, the unaudited pro forma condensed combined statement of income for the two quarters ended January 2, 2015, and the unaudited pro forma condensed combined statement of income for the fiscal year ended June 27, 2014, and accompanying notes to unaudited pro forma condensed combined financial statements.

99.2	Audited consolidated financial statements of Exelis (as previously filed by Exelis with the SEC), comprised of the consolidated balance sheets as of December 31, 2014 and December 31, 2013 and the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of shareholders’ equity for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the accompanying notes to consolidated financial statements, and the related Report of the Independent Registered Public Accounting Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Miguel A. Lopez
	Name:	Miguel A. Lopez
	Title:	Senior Vice President and Chief Financial Officer

Date: April 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1

Unaudited pro forma condensed combined financial statements, comprised of the unaudited pro forma condensed combined balance sheet as of January 2, 2015, the unaudited pro forma condensed combined statement of income for the two quarters ended January 2, 2015, and the unaudited pro forma condensed combined statement of income for the fiscal year ended June 27, 2014, and accompanying notes to unaudited pro forma condensed combined financial statements.

99.2	Audited consolidated financial statements of Exelis (as previously filed by Exelis with the SEC), comprised of the consolidated balance sheets as of December 31, 2014 and December 31, 2013 and the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of shareholders’ equity for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the accompanying notes to consolidated financial statements, and the related Report of the Independent Registered Public Accounting Firm.